OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PFSweb, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PFSweb, Inc.
500 North Central Expressway
Suite 500
Plano, Texas 75074
Dear Stockholder:
          You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held at TPC Craig Ranch, McKinney, Texas, on Friday, June 9, 2006 at 10:00 a.m. (local time).
          At the Annual Meeting, stockholders will be asked to (i) elect two directors, (ii) approve an amendment to the Company’s Certificate of Incorporation to authorize a reverse stock split and (iii) ratify the appointment of KPMG LLP as the Company’s independent auditors. Information about these matters is contained in the attached Proxy Statement.
          It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting.
          I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on June 9, 2006.
Sincerely,

Mark C. Layton
Chairman, President and Chief Executive Officer
April 28, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ITEM NO. 1 NOMINEES FOR THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
ITEM 2 AUTHORIZATION OF REVERSE STOCK SPLIT
ITEM 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
GENERAL INFORMATION
OTHER MATTERS

PFSweb, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 9, 2006
          The Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) will be held on Friday, June 9, 2006 at 10:00 a.m. at TPC Craig Ranch, McKinney, Texas, for the following purposes:
1.	To elect two Class I directors;

2.	To amend our Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of no change to up to six-for-one and grant our Board the discretionary authority to determine the exact ratio within that range;

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
          The Board of Directors has fixed the close of business on April 25, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.
          Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.
By Order of the Board of Directors

Harvey H. Achatz
Secretary
Plano, Texas
April 28, 2006

PFSweb, Inc.
500 North Central Expressway, Suite 500
Plano, Texas 75074
(972) 881-2900
PROXY STATEMENT
          We are furnishing this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at TPC Craig Ranch, McKinney, Texas, on Friday, June 9, 2006, at 10:00 a.m. and at any and all adjournments thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report to Stockholders are first being mailed to stockholders on or about May 12, 2006.
VOTING PROCEDURES
          Your vote is very important. You can vote the shares of PFSweb common stock that are held directly in your name and not through your brokerage account at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to our Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting. If we receive a properly executed proxy before voting at the Annual Meeting is closed, the persons named as the Proxy on the proxy card will vote the proxy in accordance with the directions provided on that card. If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board. If you wish to give a proxy to someone other than the persons named on the proxy card, you should cross out the names contained on the proxy card and insert the name(s) of the person(s) who hold(s) your proxy. Please note that the person(s) to whom you give your proxy must be present in person at the Annual Meeting to vote your shares.
Who can vote?
          Stockholders of record as of the close of business on April 25, 2006, are entitled to vote at the Annual Meeting. On that date, 41,415,259 shares of our common stock, excluding 86,300 shares of common stock in treasury, were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. The closing sale price of the common stock as reported on the NASDAQ Capital Market on the record date was $1.11 per share.
How do I vote?
          You can vote in person at the Annual Meeting. Alternatively, a stockholder who holds shares of our common stock of record and not in “street name” may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your Proxy and return it in the postage-paid envelope provided. You may vote by telephone or the Internet by following the instructions on your Proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy via the mail.
          If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. This Proxy Statement, the Notice of Annual Meeting, the accompanying Proxy and the Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.
          All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If your are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.
What shares are represented by the Proxy?
          The Proxy that we are delivering represents all the shares registered in your name with our transfer agent, Mellon Investor Services. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.
How are votes counted?

          If you return a signed and dated Proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid Proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your Proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for Director or any other proposal, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.
What vote is required?
          In order to have a quorum present at the Annual Meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.
          Directors must be elected by a plurality of the votes cast.
          The proposal to grant to the Board of Directors discretionary authority to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split by a ratio of no change to up to six-for-one requires the affirmative vote of a majority of the outstanding shares of the PFSweb common stock.
          The proposal to ratify KPMG LLP as the Company’s independent auditors and the proposal to authorize the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof each requires the affirmative vote of a majority of the votes cast by holders of our common stock present in person or by proxy at the Annual Meeting.
          For those situations that require an affirmative vote of the holders of a majority of the votes entitled to be cast in respect of all outstanding shares of our common stock, broker non-votes and abstentions will have the effect of a “no” vote. In all other cases, broker non-votes and abstentions will have no effect on the outcome.
What is the recommendation of the Board of Directors?
          The Board of Directors recommends that stockholders vote (i) FOR each of the nominees of the Board of Directors (Item No. 1), (ii) FOR the granting of discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding common stock by a ratio of no change up to six-for-one and to determine the exact ratio within that range (Item No. 2) and, (iii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 (Item No. 3). If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board.
Who will tabulate the vote?
          Our transfer agent, Mellon Investor Services, will tally the vote, which will be certified by an inspector of election who is a PFSweb employee.
Who will bear the expenses of our solicitation? How will we solicit votes?
          We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, telegram, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities.

Are there appraisal rights?
Stockholders have no dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.
ITEM NO. 1
NOMINEES FOR THE BOARD OF DIRECTORS
          The Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the current Class I directors expires at the Annual Meeting; the term of the current Class II director expires at the 2007 Annual Meeting; and the term of the current Class III directors expires at the 2008 Annual Meeting. The Board presently consists of five members, two Class I directors, one Class II director and two Class III directors. The nominees for the Board of Directors are David I. Beatson and James F. Reilly to serve as Class I directors, both of whom have been nominated and recommended by the Board of Directors. If elected, Messrs. Beatson and Reilly are expected to serve until the Company’s 2009 annual meeting and until their respective successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of these nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxies will vote for the substitute nominee(s) designated by the Board.
          The following information, which has been provided by the individuals named, sets forth for each member of the Board of Directors, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.
Nominees for Class I Directors
          David I. Beatson, age 58, has served as a non-employee Director since November 2000. Mr. Beatson is Principal and Founder of Ascent Advisors, LLC, a consulting practice directed at strategic positioning and corporate business development plans and strategy. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in this industry. From July 2003 to April 2005, Mr. Beatson served as Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of intercontinental airfreight and seafreight forwarding and transportation, specializing in global integrated logistics and comprehensive supply chain management solutions. From June 2000 to July 2001, Mr. Beatson served as president, CEO and chairman of Supply Links, Inc., an Internet-based B2B global supply chain network that links customers to multiple transportation modes and service providers through a single platform. From July 1998 to June 2000, Mr. Beatson served as chairman, president and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. Mr. Beatson also currently serves as an industry representative member of the Executive Advisory Committee to the National Industrial Transportation League, to which the Air Freight Association elected him in 1995. He also serves on several industry boards including the Council of Supply Chain Management Professionals.
          James F. Reilly, age 47, has served as a non-employee Director of the Company since its inception. Mr. Reilly has been an investment banker since 1983 and is currently a Managing Director and Head of West Coast Investment Banking of Needham & Company, Inc., a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors, a position he assumed in January 2004. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. From 1983 to 1999, Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies and specialized in corporate finance advisory work for a broad range of technology companies.
Class II Director
          Dr. Neil W. Jacobs, age 71, has served as a non-employee Director of the Company since July 2000. Dr. Jacobs is a professor of computer information systems and management at Northern Arizona University (“NAU”) and a technology industry veteran. Dr. Jacobs’ academic area of expertise includes strategic management issues and the role information technology plays in support of strategy and operations. From 1996 to 1999, Dr. Jacobs served as associate dean of the College of Business Administration at NAU. Prior to his academic career, he served as an officer in the United States Air Force and held management positions in manufacturing and information technology at IBM and Memorex.
Class III Directors
          Mark C. Layton, age 46, has served as Chairman of the Board, President and Chief Executive Officer of PFSweb since its inception. Mr. Layton previously held the following positions with Daisytek International Corporation (“Daisytek”), a leading global distributor of consumable computer supplies and office products and the former parent corporation of the Company: Chairman of the Board from September 1999 to October 2000; President, Chief Executive Officer and Chief Operating Officer from April 1997 to February 2000; Director from 1988 to October 2000; President, Chief Operating Officer and Chief Financial Officer from 1993 to April 1997; Executive Vice President from 1990 to 1993; and Vice President — Operations from 1988 to 1990. Prior to joining Daisytek, Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988 specializing in wholesale and retail distribution and technology. Mr. Layton is also a director of PC Mall, Inc. a direct marketer of computer products.
          Timothy M. Murray, age 53, has served as a non-employee Director of the Company since its inception. Mr. Murray is a partner of Chicago Growth Partners (a private equity firm) and is a managing director of several private equity funds related to William Blair Capital Partners (a private equity firm). From 1979 to 2004, Mr. Murray was employed at William Blair & Company (an investment banking firm) and was a Principal of that firm from 1984 to 2004. Mr. Murray is a director of several privately held corporations.
Executive Officers and Officers
          In addition to the individuals named above, the following are the names, ages and positions of the other executive officers and officers of the Company:
Executive Officers
          Steven S. Graham, age 54, has served as Executive Vice President and Chief Technology Officer of the Company since its inception. Mr. Graham previously served as Senior Vice President of Information Technologies and Chief Information Officer of Daisytek, a position he held from 1996 to 2000. Prior to joining Daisytek, Mr. Graham was employed by Ingram Micro, a major microcomputer distributor. Mr. Graham has over 30 years of experience in the information-technology field.
          Thomas J. Madden, age 44, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception. Mr. Madden previously served as Chief Financial Officer of Daisytek from 1997 to 2000, as Vice President — Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.
          Michael C. Willoughby, age 42, has served as Executive Vice President and Chief Information Officer since October 2001 and served as Vice President — E-Commerce Technologies of the Company since 1999. Mr. Willoughby has also served as President of Priority Fulfillment Services, a subsidiary of the Company, since February 2006. Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., a mid-sized development services company.

          Harvey H. Achatz, age 65, has served as Vice President — Administration and Secretary of the Company since its inception. Mr. Achatz previously served as Vice President — Administration and Secretary of Daisytek from 1993 and 1984 to 2000, respectively, as Vice President — Finance from 1985 to 1993, as Controller from 1981 to 1985 and as a Director from 1984 to 1990.

Officers
          Scott R. Talley, age 41, has served as Vice President — International Distribution for the Company since its inception. Mr. Talley previously served in various capacities for Daisytek since 1991, most recently as Vice President — Distribution.
          Cynthia D. Almond, age 38, has served as Vice President — Client Services of the Company since March 2001. From 1999 to 2001, Ms. Almond served as Director of Account Management. From 1991 to 1999, Ms. Almond served in various marketing, product management and sales capacities for Daisytek.
          Bruce E. McClung, age 68, has served as Vice President – Sales of the Company since October 2001. From 1999 to 2001, Mr. McClung served in various marketing and sales capacities for the Company. Mr. McClung has spent more than 25 years in sales, marketing and management roles in systems and solutions organizations, including Daisytek, IBM, Boeing and Perdata.
          David B. Reese, age 43, has served as Vice President — Business Solutions of the Company since November 2004. From 2000 to 2004, Mr. Reese served as Director of Implementation Services for the Company. Mr. Reese was Director of European Operations from January 1999 to May 2000. From 1995 to 1998, Mr. Reese served in various capacities for Daisytek.
     Meetings and Committees of the Board
          The Board of Directors met a total of eight times during the calendar year ended December 31, 2005. The Board of Directors has determined that, other than Mr. Layton, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards. The independent directors are able to meet in executive session without the Company’s management at each regularly scheduled Board meeting.
          The Board of Directors does not have a policy regarding director attendance at the annual meeting of stockholders, and no director attended the 2005 annual meeting other than Mr. Layton.
          The Board of Directors currently has standing Nominating, Audit, Compensation, and Stock Option Committees.
          The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s chief executive office, 500 North Central Expressway, Plano, TX 75074. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. From time to time, the Committee may engage the services of an outside consultant to assist the Committee by conducting searches to identify candidates, evaluating candidates’ qualifications, handling background and reference checks, and making initial contacts with potential candidates. The members of the Nominating Committee are Timothy M. Murray and Dr. Neil W. Jacobs, each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter which is available on the Company’s website at www.pfsweb.com (the contents of the website are not incorporated in this Proxy Statement by reference). The Nominating Committee met one time during the calendar year ended December 31, 2005 and again in February 2006 in preparation for the Annual Meeting.
          The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its shareholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Audit Committee.
          The Audit Committee is comprised of three directors, Mr. Reilly, Mr. Beatson and Dr. Jacobs, each of whom has been determined by the Board of Directors to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that, based on his relevant experience as described above, Mr. Reilly is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the NASD listing standards. The Audit Committee met a total of six times during calendar year 2005. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter is available on the Company’s website at www.pfsweb.com.
          The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. The current members of the Compensation Committee are Messrs. Murray and Reilly, who are independent as described above. The Compensation Committee also serves as the Stock Option Committee to administer the Company’s employee stock option and purchase plans. The Compensation Committee and Stock Option Committee met a total of two times during the calendar year ended December 31, 2005.
          During fiscal year 2005, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.
Communicating with the Board of Directors
          Stockholders wishing to communicate with one or more Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 500 North Central Expressway, Suite 500, Plano, TX 75074.
Code of Ethics
          The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and NASD listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of business conduct and ethics may be found on the Company’s website at www.pfsweb.com.
Compensation Committee Interlocks and Insider Participation
          The current members of the Compensation Committee are Messrs. Murray and Reilly, neither of whom are employees of the Company and both of whom are considered “independent” directors under the applicable NASDAQ rules. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of the directors or Compensation Committee of another company.
Compensation of Directors
          In June 1999 the Company adopted a Non-Employee Director Stock Option and Retainer Plan (the “Non-Employee Director Plan”). As of the date of the adoption of the Non-Employee Director Plan, each non-employee director received an option to purchase 35,000 shares of common stock. The Non-Employee Director Plan also provides for the future issuance to each non-employee director of options to purchase 10,000 shares of common stock as of the date of each annual meeting of stockholders. During calendar year 2005, each non-employee director received an option to purchase 10,000 shares of common stock with an exercise price of $1.84 per share. In addition, currently, non-employee directors receive an annual retainer fee of $10,000, payable quarterly, a director meeting fee of $2,500 for each board meeting attended and a committee meeting fee of $1,500 for each quarterly Audit Committee meeting attended and also receive fees for participation in certain periodic conference calls.

The Non-Employee Director Plan permits the payment of such non-employee director retainer fees in shares of Common Stock in lieu of cash.
          All options to be issued to non-employee directors under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options have a ten year term and are subject to a one year vesting schedule.
          Generally, unless the Non-Employee Director Plan administrator otherwise provides, options are non-transferable other than by will or the laws of descent and distribution. At the time of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company’s common stock, the Non-Employee Director Plan administrator will make appropriate adjustments to the exercise price, number and kind of shares to be issued under the Non-Employee Director Plan and any outstanding options. Unless terminated earlier, the Non-Employee Director Plan will terminate ten years from its adoption, and no stock options will be granted after the Non-Employee Director Plan terminates. The Board of Directors has the authority to amend, modify, suspend or terminate the Non-Employee Director Plan at any time.
          Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.
Report of the Audit Committee for the Fiscal Year Ended December 31, 2005
          The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.
          The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. The current members of the Audit Committee are Messrs. Reilly, Beatson and Jacobs.
          Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee has approved the appointment of the Company’s auditors, KPMG, LLP.
          In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors’ provision of non-audit services in 2005 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.
          The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors the matters required by Statement on Auditing Standards No. 61 “Communication with Audit Committees.”
          The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit

Committees,” and the Audit Committee discussed with the auditors their independence from the Company and its management.
          Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the Securities and Exchange Commission.
James F. Reilly
David I. Beatson
Dr. Neil W. Jacobs
Members of the Audit Committee
Executive Compensation
          The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer and to each of the four most highly compensated executive officers of the Company for services rendered to the Company during the years ended December 31, 2005, 2004 and 2003:
Summary Compensation Table

				Long-Term
				Compensation
				Awards
				Number of
	Annual Compensation			Securities
				Underlying	All Other
Name and Principle Position	Period	Salary	Bonus	Options	Compensation (1)
Mark C. Layton	2005	$412,138	$36,700	36,000	$24,842
Chairman, President, Chief Executive	2004	332,423	41,000	43,000	16,289
Officer	2003	304,500	83,076	82,000	23,531

Steven S. Graham	2005	238,527	25,000	36,000	11,783
Executive Vice President — Chief	2004	223,200	38,500	43,000	7,603
Technology Officer	2003	213,298	58,431	82,000	8,798

Michael C. Willoughby	2005	244,384	31,000	36,000	308
Executive Vice President — Chief	2004	216,845	38,000	43,000	270
Information Officer	2003	205,000	52,307	82,000	248

Thomas J. Madden	2005	229,646	32,000	36,000	5,999
Executive Vice President — Chief	2004	186,154	37,000	43,000	7,358
Financial Officer	2003	165,000	42,307	82,000	5,905

Harvey H. Achatz	2005	117,629	13,000	6,500	8,493
Vice President — Administration and	2004	111,277	16,500	7,000	7,188
Secretary	2003	107,299	18,461	15,000	6,948

(1)	All Other Compensation represents compensation in respect of one or more of the following: personal use of Company automobiles; life insurance premiums paid by the Company for the benefit of the named executive officer; income tax return preparation services paid by the Company; contributions to 401(k) accounts paid by the Company and personal travel expenses.

          The following table sets forth information with respect to grants of stock options by the Company to purchase shares of the Company’s common stock during the year ended December 31, 2005 to the named executive officers reflected in the Summary Compensation Table.
Option Grants during the Year Ended December 31, 2005

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options	Employees	Price Per	Expiration	for Option Terms (2)
Name	Grants (1)	In Year	Share	Date	5%	10%
Mark C. Layton	36,000	4.7%	$2.57	4/04/15	$58,185	$147,453
Steven S. Graham	36,000	4.7%	2.57	4/04/15	58,185	147,453
Michael C. Willoughby	36,000	4.7%	2.57	4/04/15	58,185	147,453
Thomas J. Madden	36,000	4.7%	2.57	4/04/15	58,185	147,453
Harvey H. Achatz	6,500	0.9%	2.57	4/04/15	10,506	26,623

(1)	Subject to quarterly vesting schedule over a three-year period.

(2)	These are hypothetical values using assumed annual rates of stock price appreciation as prescribed by the rules of the SEC.
          The following table sets forth information concerning the aggregate Company stock option exercises during the year ended December 31, 2005 and Company stock option values as of December 31, 2005 for unexercised Company stock options held by each of the named executive officers.
Aggregated Option Exercises during the Year Ended December 31, 2005
And Option Values as of December 31, 2005

			Number of
	Number of		Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired on	Value	At Year End		at Fiscal Year End (1)
Name	Exercise	Received	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark C. Layton	—	$—	746,469	58,588	$247,496	$11,482
Steven S. Graham	—	—	739,449	58,588	251,231	11,482
Michael C. Willoughby	—	—	177,413	58,588	72,998	11,482
Thomas J. Madden	—	—	497,086	58,588	173,543	11,482
Harvey H. Achatz	—	—	104,182	10,292	33,421	2,100

(1)	Amounts were calculated using the closing price of the common stock on the last trading day of the fiscal year ($1.23), as reported by the Nasdaq Capital Market.
Change in Control and Severance Agreements
          The Company and each of the executive officers named above have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company all salary and bonus amounts accrued through the date of termination plus a severance payment equal to twice the officer’s salary and bonus. If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.
          The Company and each of the executive officers named above have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause

(including a material adverse change in the officer’s responsibilities or the failure to re-nominate to the Board of Directors any executive also serving on the Board), the executive is entitled to a severance payment up to a maximum of twice the executive’s salary and bonus. In addition, in the event of termination without cause, the executive is entitled to a continuation of benefits and to the accelerated vesting of all options then held by the executive. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.
Report of the Compensation Committee on Executive Compensation for Fiscal Year Ended December 31, 2005
          The following report of the Compensation Committee of the Board of Directors shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
          The Compensation Committee of the Board of Directors (the “Committee”) is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company’s executive officers. During the fiscal year ended December 31, 2005, the members of the Committee were Timothy M. Murray and James F. Reilly who are independent directors as described above.
          The Committee annually establishes the salaries and bonuses and stock options, if any, to be paid or granted to the Chief Executive Officer and other executive officers during each fiscal year. The Committee believes that the total compensation of the Company’s executive officers should be primarily based on the subjective determination of the Committee as to the Company’s overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhance profitability and stockholder value.
          In formulating compensation levels and policies for the Company’s Chief Executive Officer and other executive officers for the fiscal year ended December 31, 2005, the Committee reviewed the executive base salary levels set in prior years, and, in particular, certain reductions in salary levels implemented since fiscal year 2001. The Committee considered several factors, including individual job performance, the level of responsibility, competitive pay practices in the Company’s industry, and overall Company performance. The Committee also reviewed comparative salary information for executives and senior managers for businesses located in the Dallas area prepared by a third party firm, as well as publicly available information regarding comparative salaries at competitive firms. The Committee did not assign specific relative weights to the foregoing factors, although it did consider the post-2001 fiscal year reductions in salary to be an important factor. The Committee also considered the awarding of bonuses based upon the Company’s financial performance and achievement of financial goals. The Committee did not retain an independent compensation consultant.
          For the fiscal year ended December 31, 2005 and for services rendered to the Company, the base salary of Mr. Mark Layton, Chairman of the Board of Directors, President and Chief Executive Officer, was $412,138, and, based upon the Company’s performance during 2005, the Committee awarded Mr. Layton bonuses totaling $36,700.
          The Committee also administers the Company’s stock option plans and recommends other option grants that are used to further link executive compensation to the Company’s performance. All options are subject to a multi-year cumulative vesting schedule and have an exercise price not less than the fair market value on the date of grant. During the year ended December 31, 2005, Mr. Layton received 36,000 options having an exercise price of $2.57 per share.
          As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named officer in the Summary Compensation Table had taxable compensation for the fiscal year ended December 31, 2005 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

          The Committee believes that the policies and programs described above have supported the Company’s business objectives and have contributed to the Company’s performance.
Timothy M. Murray
James F. Reilly
Members of the Compensation Committee
Security Ownership of Certain Beneficial Owners and Management
          The following table sets forth as of April 25, 2006, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and named executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

	Number
Name and Address of Beneficial Owner	of Shares	Percent (1)
Gilder, Gagnon, Howe & Co. LLC (2) 1775 Broadway, 26th Floor New York, NY 10019	2,946,688	7,1%
Mark C. Layton (3)	1,365,012	3.2%
Steven S. Graham (3)	822,138	2.0%
Thomas J. Madden (3)	623,949	1.5%
Timothy M. Murray (3)	202,256	*
Harvey H. Achatz (3)	174,030	*
Michael C. Willoughby (3)	199,608	*
James F. Reilly (3)	131,405	*
David I. Beatson (3)	55,000	*
Dr. Neil W. Jacobs (3)	75,312	*
All directors and executive officers As a group (9 persons) (4)	3,648,708	8.3%

*	Represents less than 1%

(1)	This table is based on 41,415,259 shares of Common Stock outstanding on April 25, 2006.

(2)	Based upon a Schedule 13G, filed by Gilder, Gagnon, Howe & Co. LLC on February 28, 2006, stating beneficial ownership and shared voting and dispositive power as of December 31, 2005.

(3)	Includes the following outstanding options to purchase the specified number of shares of Common Stock, which are fully vested and exercisable: Mark C. Layton – 766,719; Steven S. Graham – 760,112; Thomas J. Madden – 517,336; Timothy M. Murray – 116,167; Harvey H. Achatz – 107,807; Michael C. Willoughby – 197,663; James F. Reilly – 45,000; David I. Beatson – 55,000; and Dr. Neil W. Jacobs – 55,000.

(4)	Includes outstanding options to purchase 2,620,802 shares of Common Stock, which are fully vested and exercisable.

PERFORMANCE GRAPH
          The following graph displays the cumulative total return to stockholders of our Common Stock since March 31, 2000, compared to the cumulative total return for the Total Return Index for The Nasdaq Stock Market (U.S.) and the Russell 2000 Index. The graph assumes a $100 investment in the Company’s Common Stock and in each of the above mentioned indices. The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company’s management believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total stockholder returns.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG PFSWEB, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

*	$100 invested on 3/31/00 in stock or index-including reinvestment of dividends.

	3/00	3/01	12/01	12/02	12/03	12/04	12/05
PFSWEB, INC.	100.00	6.06	5.31	2.63	10.00	17.74	7.69
NASDAQ STOCK MARKET (U.S.)	100.00	41.42	44.81	31.70	47.23	51.36	52.54
RUSSELL 2000	100.00	84.67	92.81	73.80	108.68	128.60	134.45

ITEM 2
AUTHORIZATION OF REVERSE STOCK SPLIT
General
          As of April 25, 2006, there were 41,415,259 shares of our common stock outstanding and the per share closing price of our common stock on that date was $1.11. To reduce the number of shares of common stock outstanding, the Board has unanimously adopted a resolution approving and recommending to the stockholders for their approval an amendment to Article Four of our restated certificate of incorporation authorizing a reverse split of the outstanding shares of our common stock on the basis of one post-split share for up to each presently outstanding six shares. This means that if the reverse split is effected you will be deemed to hold one share of PFSweb common stock for up to every six shares that you currently hold, depending upon the ratio selected by the Board.
          Whether to actually effect the reverse stock split and the exact ratio of the reverse stock split will be determined by our Board at its discretion based on the prevailing market conditions and the Board’s judgment as to the best course of action for the Company and its stockholders. We are asking you to approve an amendment to the restated certificate of incorporation with the ratio for the reverse stock split to be in the range from no change to up to six shares, and with the Board having the authority to give its final approval to a specific ratio. By approving the proposed reverse stock split, you will be authorizing the Board of Directors to:
•	determine the exact ratio of the reverse split so long as it is between no change and up to six-for-one; and

•	implement the reverse stock split at any time before June 8, 2007; or

•	abandon the reverse stock split at any time prior to that date.
          If the amendment to effect the reverse stock split has not been filed with the Delaware Secretary of State by the close of business on June 8, 2007, the Board of Directors will either re-solicit stockholder approval or abandon the reverse stock split. Even if the reverse split proposal is approved, the Board may decide not to effect the reverse split if it determines that it is in the best interests of the Company and its stockholders.
          If our stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file an Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware through which the number of our shares of common stock issued and outstanding, including treasury shares, will be reduced proportionately based upon a ratio of between greater than one and up to six, as determined by the Board. The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding after the reverse stock split as such stockholder did immediately prior to the split.
Purposes of the Reverse Stock Split
          The purpose of implementing a reverse stock split would be to attempt to increase the per share trading value of our common stock. Our Board intends to effect the proposed reverse stock split only if the implementation of a reverse stock split is determined by the Board to be in the best interest of the Company and its stockholders. If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.
          We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors.
          Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split should reduce this concern.

          The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock.
          Our common stock currently trades on the Nasdaq Capital Market under the symbol “PFSW.” The Nasdaq Capital Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Company’s common stock have a trading price that is greater than or equal to $1.00 per share. Today, the Company meets all of the Nasdaq Capital Market’s continued listing criteria, including the minimum trading price requirement. Although we do not believe that we currently have an issue relating to the continued listing of our common stock on the Nasdaq Capital Market, we believe that approval of this proposal would provide the Board with the ability to meet the continued listing standard in the future, to the extent that our common stock price would not otherwise meet the minimum trading requirement.
          The Board believes that stockholder approval of a range of exchange ratios of up to a maximum of six for one (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the range described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement a reverse stock split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.
          You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Company’s business or your proportional ownership in the Company. You should also consider that in many cases, the market price of a company’s shares declines after a reverse stock split.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the total market capitalization of our common stock (the aggregate value of all the Company common stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our common stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.
          There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before a reverse stock split. For example, based on the closing price of our common stock on April 25, 2006 of $1.11 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-6, we cannot assure you that the post-split market price of our common stock would be $6.66 (that is, $1.11 × 6) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.
          Accordingly, the total market capitalization of our common stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.
If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
          While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.
          If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
Principal Effects of the Reverse Stock Split
          If approved and implemented, the principal effects of a reverse stock split would include the following:
•	depending on the ratio for the reverse stock split selected by the Board, the number of shares of common stock that you own will be reduced proportionately (for example, if the Board selects the maximum ratio of six for one, each six shares of our common stock that you own will be combined into one new share of common stock);

•	the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the Board;

•	appropriate adjustments will be made to our outstanding stock options and warrants to maintain the economic value of the option or warrant; and

•	the number of shares reserved for issuance under our stock option and stock purchase plans will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans).
          The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.
          A reverse stock split would not, by itself, affect our assets or business prospects. Also, if approved and implemented, a reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of a reverse stock split.
Fractional Shares
          No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for a reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We would arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. We will pay any brokerage commissions in connection with that sale.
          Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.
Accounting Matters
          The par value of the common stock will remain at $.001 per share after a reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss and other per share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.
Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates
          If stockholders approve the proposal and the Board decides to implement a reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our Amended and Restated Certificate of Incorporation. A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.
          Upon a reverse stock split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
          Following any reverse stock split, stockholders holding physical certificates will be required to exchange those certificates for new certificates and a cash payment in lieu of any fractional shares, and we expect that the common stock would receive a new CUSIP number.
          If a reverse stock split is implemented, Mellon Investor Services, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.
Certain Federal Income Tax Consequences
          The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the “old shares”) were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).
          Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of a reverse stock split would be as follows:
•	The Company will not recognize any gain or loss as a result of the reverse stock split.

•	You will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

•	The aggregate adjusted basis of the shares of each class of our common stock you hold following the reverse stock split will be equal to your aggregate adjusted basis immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

•	Your holding period for the common stock you continue to hold after the reverse stock split will include your holding period for the common stock you held immediately prior to the reverse stock split.
          In general, if you receive cash instead of a fractional share of our common stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.
          Our beliefs regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential tax consequences to you of the reverse stock split.
Vote Required
          The affirmative vote of majority of the outstanding shares of our common stock is required for approval of this proposal.
          The Board unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.
ITEM 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
          The Company has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. KPMG LLP audited the Company’s financial statements for the last five fiscal years. Ratification of the appointment of KPMG LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event shareholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
          The Board of Directors of the Company recommends a vote FOR ratification of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.
          In addition to retaining KPMG LLP to audit the Company’s financial statements, the Company engages the firm from time to time to perform other services. The following table sets forth the aggregate fees paid or payable to the firm relating to the audit of the 2005 and 2004 consolidated financial statements and the fees for other professional services billed by KPMG LLP in connection with services rendered during the previous two fiscal years.

Fee Type	2005	2004
Audit fees (a)	$421,000	$341,000
Audit-related fees (b)	67,000	49,300
Tax fees (c)	132,000	139,600
All Other Fees	—	—

(a)	Includes fees for professional services rendered in connection with the audit of the annual financial statements, reviews of the quarterly financial statements and fees paid for the audit of the Company’s subsidiary, Supplies Distributors, to satisfy requirements of its senior debt agreements and services rendered in connection with our S-4 filing dated December 29, 2005.

(b)	Consists of aggregate fees billed for assurance services provided in connection with reports on certain internal controls under Statement of Auditing Standards No. 70.

(c)	Includes fees paid for tax compliance, tax advice and related tax services.
          The Audit Committee has considered whether the provision of the services described in note (b) above is compatible with maintaining KPMG LLP’s independence.
          The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. During 2004 and 2005, all audit, non-audit and tax services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.
GENERAL INFORMATION
Voting Procedures
          All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.
Solicitation Costs
          The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview or telephone. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.
Admission to Annual Meeting
          Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and each shareholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Stockholder Proposals for the 2007 Annual Meeting
          A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company’s proxy statement for the 2007 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than 90 days prior to the anniversary of the date of this Proxy Statement. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 500 North Central Expressway, Suite 500, Plano, Texas 75074, and mailed by certified mail, return-receipt requested.
Compliance with Certain Reporting Obligations
          Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Company. To the Company’s knowledge, all reports required to be so filed were filed in accordance with the provisions of said Section 16(a), except that as a result of a clerical error, a Form 4 report was filed one day late for Mr. David Reese.
Financial and Other Information
          The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS
          The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.
By Order of the Board of Directors,

Harvey H. Achatz
Secretary
Plano, Texas
April 28, 2006

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — David I. Beatson	☐	☐

02 — James F. Reilly	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve an amendment to the Company’s Amended and Restated Certififcate of Incorporation to authorize a reverse stock split.	☐	☐	☐

3.	Ratification of Appointment of Independent Auditors.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting OR any adjournments or postponements thereof.

Mark this box with an X if you have made comments below. ☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

/                                                  /

Proxy — PFSweb, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas J. Madden and Harvey H. Achatz as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of PFSweb, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 9, 2006 or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL.
(Continued, and to be marked, dated and signed, on the other side)